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                                SOUTHDOWN, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, JUNE 19, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby constitutes and appoints Clarence C. Comer, Robert G. Potter and Robert J. Slater, and each of them, attorneys and agents, with full power of substitution to vote as proxy all the shares of Southdown Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Southdown, Inc. ("Southdown") to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas at 8:30 A.M., Houston time, on Friday, June 19, 1998, and at all adjournments and postponements thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting and all adjournments and postponements thereof. Receipt of notice of the meeting and Joint Proxy Statement/Prospectus dated May 20, 1998 is hereby acknowledged.


   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED "IN FAVOR" OF EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSALS 1, 2, 4, 5 AND 6.

   The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1. APPROVAL OF ISSUANCE OF SHARES OF SOUTHDOWN COMMON STOCK CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 17, 1998, AMONG MEDUSA CORPORATION, SOUTHDOWN AND A WHOLLY OWNED SUBSIDIARY OF SOUTHDOWN.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

2. APPROVAL OF CHARTER AMENDMENT TO INCREASE SHARES OF SOUTHDOWN COMMON STOCK FROM 40,000,000 TO 200,000,000.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
3. ELECTION OF DIRECTORS

  [ ] FOR all nominees listed                   [ ] WITHHOLD AUTHORITY
    (except as marked to the                        to vote for all nominees
    contrary)                                       listed

NOMINEES -- J. BRUCE TOMPKINS, K. L. HUGER, JR., DAVID J. TIPPECONNIC, V. H. VAN
            HORN III AND STEVEN B. WOLITZER

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

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                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

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4. APPROVAL OF AMENDMENT TO 1989 STOCK OPTION PLAN THAT INCREASES NUMBER OF
   SHARES AVAILABLE FOR GRANT FROM 2,000,000 TO 5,000,000 SHARES.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

5. APPROVAL OF AMENDMENT TO 1989 STOCK OPTION PLAN THAT IMPOSES LIMIT ON SIZE OF ANNUAL GRANT TO ANY ONE PERSON TO COMPLY WITH FEDERAL INCOME TAX REQUIREMENTS.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

6. APPROVAL OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE BOOKS AND ACCOUNTS OF SOUTHDOWN FOR THE YEAR ENDING DECEMBER 31, 1998.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                                 Dated------------------- , 1998

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                                                 -------------------------------
                                                  Signature of Shareholder(s)*

                                                 * Please sign as name appears.
                                                   Joint owners each should
                                                   sign. When signing as
                                                   attorney, trustee,
                                                   administrator, executor,
                                                   etc., please indicate your
                                                   full title as such.

 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY

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